EXHIBIT 24.1

EXTRACT OF A
RESOLUTION OF THE BOARD OF DIRECTORS OF NEXEN INC.

POWER OF ATTORNEY FOR POST-EFFECTIVE AMENDMENTS TO SEC FILINGS

WHEREAS the Corporation has filed registration statement no(s) 333-13574; 333-119276; 33-79666, 33-28346 and 333-118019 on Form S-8 and no(s) 333-84786, 333-142670 and 333-172612 on Form F-3 (“Registration Statements”) with the Securities and Exchange Commission (“SEC”);

AND WHEREAS the Corporation wishes to make post-effective amendments to those Registration Statements to de-register any remaining shares that were previously registered with the SEC;

NOW THEREFORE BE IT RESOLVED THAT:

1.
The Corporation be and is hereby authorized to make post-effective amendments to the Corporation’s Registration Statements and any one officer or director of the Corporation is authorized and directed for and on behalf of the Corporation to file or effect the filing of the post-effective amendments with the SEC;

2.
Kevin J. Reinhart be constituted and appointed, a true and lawful attorney-in-fact, with full powers of substitution and re-substitution, to sign and execute on behalf of any officer or director of the Corporation any and all amendments, including any post-effective amendments, to the Registration Statements; and

3.	The above attorney-in-fact hereby supersedes all attorney-in-facts stated in the Registration Statements previously filed with the SEC.

Signed March 29, 2013 by:

/s/ Li Fanrong	Director
Li Fanrong

/s/ Fang Zhi	Director
Fang Zhi

/s/ William B. Berry	Director
William B. Berry

/s/ S. Barry Jackson	Director
S. Barry Jackson

/s/ Thomas C. O’Neill	Director
Thomas C. O’Neill

/s/ Kevin J. Reinhart	Director
Kevin J. Reinhart